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                                  EXHIBIT 23.2

                          CONSENT OF ELLIOTT DAVIS, LLC


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-35319) pertaining to the Dividend Reinvestment Plan of Union Financial Bancshares, Inc., of our report dated October 17, 2003, with respect to the consolidated financial statements of Union Financial Bancshares, Inc. and subsidiary incorporated by reference in the Annual Report on Form 10-KSB for the year ended September 30, 2003.


                                                /s/ Elliott Davis, LLC



September 1, 2004
Greenville, South Carolina